Exhibit 10.3
rue21, inc.
2003 OWNERSHIP INCENTIVE PLAN
1.	Purposes: The purposes of this Plan are (i) to secure for the Company the benefits of incentives inherent in ownership of Shares by Eligible Persons, (ii) to encourage Eligible Persons to increase their interest in the future growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by Eligible Persons, (iii) to further the identity of interest of those who hold positions of major responsibility in the Company and its Subsidiaries with the interests of the Company’s owners, and (iv) to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent Service Providers.
2.	Definitions: Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this Section 2.
a.	Agreement: An Agreement between the Company and an Eligible Person which describes the number and terms of the Ownership Incentives granted to an Eligible Person pursuant to the Plan.

b.	Appreciation Right: A right to receive cash having an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise of such right over the Fair Market Value of one such Share on the date of grant of such right.

c.	Board of Directors: The Board of Directors of the Company.

d.	Cause: Cause shall mean the occurrence, as determined by the Board of Directors in its sole and absolute discretion, of any of the following:
i.	the failure (other than a failure resulting from an Eligible Person’s incapacity due to physical illness) by an Eligible Person to perform such duties as are reasonably imposed on him by the Board of Directors or responsible officer(s) of the Company in its or their sole and absolute discretion, the Eligible Person’s violation of the Plan, an Agreement or any applicable employment or consulting agreement, as determined by the Board of Directors in its sole and absolute discretion.

ii.	the willful and continued engagement by an Eligible Person in conduct which the Eligible Person knows or reasonably should know is contrary to the best interests of the Company, as determined by the Board of Directors in its sole and absolute discretion;

iii.	an Eligible Person’s commission of a crime which involves moral turpitude or which materially impairs such Eligible Person’s ability to perform his or her duties with the Company as determined by the Board of Directors in its sole and absolute discretion; or

iv.	the Eligible Person’s engaging in conduct which violates any applicable law, governmental regulation or governmental executive order, which could reasonably be expected to subject the Company to a material penalty or substantial damages (for example, but without limitation thereto, sexual harassment or illegal discrimination).
e.	Change of Control: The event which shall be deemed to have occurred if, after the date of Reorganization, SK Investment Fund II and SKM Equity Fund II, L.P. (collectively, the “SKM Group”) collectively own securities of the Company representing less than 50% of the combined voting power of the Company’s outstanding voting shares which were owned by the SKM Group as of the date of the Reorganization.

f.	Committee: The Committee of the Board of Directors designated to administer this Plan pursuant to the provisions of Section 12; provided, however, if no committee is appointed, then the full Board of Directors shall administer this Plan.

g.	Company: rue21, inc., a Pennsylvania corporation. In addition, “Company” means any corporation assuming, or issuing new employee stock options in substitution for, Options, outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

h.	Effective Date: The date on which this Plan is approved and adopted by the Board of Directors.

i.	Eligible Person: A Service Provider who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or a Subsidiary. The recommendation of the grant of an Ownership Incentive to a Service Provider by the Committee shall be deemed a determination by the Committee that such person is an Eligible Person.

j.	Fair Market Value: The value of a Share as most recently determined by the Committee in good faith in accordance with the method approved by the Board of Directors.

k.	Incentive Option. An Option granted under this Plan which is designated to be an incentive stock option under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. Any provisions elsewhere in this Plan or in any Agreement awarding such Incentive Option which would prevent such Option from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such Option, by action of the Committee.

l.	Nonqualified Option. An Option granted under this Plan which is not an Incentive Option. Nonqualified Options shall not be affected by any actions taken retroactively as provided above with respect to Incentive Options.

m.	Option: An option to purchase Shares which is granted to an Eligible Person under this Plan pursuant to the terms of an Agreement, and which may take the form either of an Incentive Option or a Nonqualified Option.

n.	Ownership Incentive: An Ownership Incentive granted under this Plan in one of the forms provided for in Section 3.

o.	Performance Objectives: Stated criteria which may, but need not be, set forth in an Agreement at the discretion of the Committee, the successful attainment of which is specified in the Agreement as a condition precedent to the issuance, transfer or retention of some or all of the Shares to be issued pursuant to the Ownership Incentive(s) described in the Agreement. Performance Objectives may be personal and/or organizational in nature and, at the discretion of the Committee, may include, but need not be limited to, objectives determined by reference to or changes in (i) the Fair Market Value, book value or earnings of Shares, or (ii) sales and revenues, income, profits and losses, return on capital employed, or net worth of the Company (on a consolidated or unconsolidated basis) or of any or more of its groups, divisions, Subsidiaries or departments, or (iii) a combination of two or more of the foregoing or other factors.

p.	Plan: The Ownership Incentive Plan herein set forth and as the same may from time to time be amended.

q.	Reorganization: The effective date of the confirmation by any United States Bankruptcy Court of any plan of reorganization with respect to the Company.

r.	Service Provider: An individual who provides services to the Company or any Subsidiary as an employee or consultant, or as a member of any board of directors or board of managers of the Company or a Subsidiary.

s.	Share Award: An issuance or transfer of Shares at the time the Ownership Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such Shares in the future.

t.	Shareholder Agreement: The rue21, inc. Shareholders Agreement, dated as of May 15, 2003.

u.	Shares: Shares of the Company’s common stock..

v.	Subsidiary: A company or other entity designated by the Committee in which the Company has a significant equity interest.
3.	Grants of Ownership Incentives:
a.	Subject to the provisions of this Plan, the Committee may at any time, or from time to time, grant Ownership Incentives under this Plan to, and only to, Eligible Persons.

b.	Ownership Incentives may be granted in one or more of the following forms:
i.	Options,

ii.	Appreciation Rights,

iii.	Share Awards, or iv. a combination of Options, Appreciation Rights, and/or Share Awards.
c.	Ownership Incentives contingently granted prior to the approval of this Plan by the Company’s Board of Directors but subject to such approval shall be deemed to be granted hereunder as of the date of such approval.
4.	Shares Subject to this Plan:
a.	The maximum number of Shares that shall be available for grant of Ownership Incentives under the Plan (including Incentive Options) during its term shall not exceed 175,000 shares, subject to adjustment as provided in Section 9. The maximum number of Shares with respect to which Ownership Incentives may be granted to any person during any calendar year shall be 100,000. Any Shares related to Ownership Incentives that are settled in cash in lieu of Shares shall be available again for grant under the Plan. Similarly, any Shares related to Ownership Incentives that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the related Shares or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. Further, any Shares that are used by a Participant for the full or partial payment to the Company of the purchase price of Shares upon exercise of an Option, or for withholding taxes due as a result of that exercise, shall again be available for Ownership Incentives under the Plan.

b.	The issuance of any Appreciation Rights shall reduce the number of Shares available for the grant of Ownership Incentives on the same basis as the issuance of Options and Share Awards.

c.	The ownership of Shares by an Eligible Person shall be subject to the terms of the Company’s Shareholders Agreement, as amended and in effect from time to time.
5.	Options: Ownership Incentives in the form of Options shall be subject to the following provisions:
a.	Upon the exercise of an Option, the purchase price shall be paid in cash or, unless otherwise provided by the Committee (and subject to such terms and conditions as are specified in the Agreement), in Shares which have been owned by the optionee for at least six months prior to the date of exercise and which are delivered to the Company by the optionee. Shares thus delivered shall be valued at their Fair Market Value on the date on which they are delivered to the Company in payment of the exercise price.
b.	Each Agreement shall specify the period during which the Options may be exercised and shall provide that the Options shall expire at the end of such period (or periods); provided that such expiration date shall not be later than ten years from the date of grant thereof. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part during the period beginning on the third anniversary of Reorganization and ending upon the expiration or termination of the Option. Provided, however, that the date of exercise of an Option shall be determined under procedures established by the Committee. Any term or provision in any outstanding Option specifying that the Option not be immediately exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Committee, provided, however, no such modifications of an outstanding Option shall, without the consent of the optionee, (i) permit such option to become exercisable prior to the third anniversary of Reorganization, or (ii) adversely affect any Option theretofore granted to the optionee.

c.	Subject to the expiration of and the termination of Options under an Agreement, each Option shall be exercisable during the life of the optionee only by the optionee and, after the optionee’s death, only by the optionee’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. An Option, to the extent that it shall not have been exercised, shall terminate at the close of business on the thirtieth day following the date the optionee ceases to be a Service Provider of the Company or a Subsidiary, unless the optionee ceases to be a Service Provider because of (i) Cause, (ii) resignation with the consent of the Committee (which consent may be given before or after resignation), or (iii) by reason of death, incapacity or retirement under a retirement plan of the Company or a Subsidiary. If an optionee ceases to be a Service Provider of the Employer for Cause, then any Option granted hereunder, to the extent it shall not have been exercised, shall immediately terminate. Except as provided in the next sentence, if the optionee ceases to be a Service Provider by reason of resignation with the consent of the Committee, the Option shall terminate three months after the optionee ceases to be a Service Provider. If the optionee ceases to be a Service Provider by reason of death, incapacity or retirement, or if the optionee should die during the three-month period referred to in the preceding sentence, the Option shall terminate fifteen months after the optionee ceases to be a Service Provider. Where an Option is exercised more than three months after the optionee ceased to be a Service Provider, the Option may be exercised only to the extent it could have been exercised on the date three months after the optionee ceased to be a Service Provider. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Committee, be deemed a termination of employment within the meaning of this paragraph (c). Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no

Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years.
d.	Options shall be granted for such lawful consideration as the Committee shall determine. No Option may be granted with an exercise price which is below the Fair Market Value of a Share on the date of the grant without the approval of the Company’s Board of Directors. The Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option that the Service Provider surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option the grant of which is conditioned upon such surrender may have an exercise price lower (or higher) than the exercise price of the surrendered Option, may cover the same (or a lesser or greater) number of Shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of Shares, exercise price, Option period or any other term or condition of the surrendered Option.

e.	No Option nor any right thereunder may be assigned or transferred by the optionee except, in the event of the death of the optionee, by will or the laws of descent and distribution. If so provided in the Agreement or if so authorized by the Committee and subject to such terms and conditions as are specified in the Agreement or by the Committee, the Company shall have the right, upon or without the request of the holder of the Option and at any time or from time to time, to cancel all or a portion of the Option then subject to exercise and, at the Company’s election, either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the Shares subject to the portion of the Option so canceled over the aggregate purchase price of such Shares, or (ii) issue or transfer Shares to the holder with a Fair Market Value, at such time or times, equal to such excess.

f.	Each Option shall be evidenced by a written Agreement, which shall contain such terms and conditions (including such Performance Objectives as may be determined at the discretion of the Committee), and shall be in such form as the Committee may determine, provided the Agreement is consistent with this Plan and incorporates it by reference. Notwithstanding the preceding sentence, an Agreement if so recommended by the Committee, may include restrictions and limitations in addition to those provided for in this Plan.

g.	Options may be either Incentive Options or Nonqualified Options at the discretion of the Committee. Options not otherwise designated shall be Nonqualified Options. Notwithstanding any other provisions herein, the following provisions shall apply to Incentive Options: (i) except as set forth in clause (ii), the exercise price of any Incentive Option shall not be less than the Fair Market Value of the stock on the date of grant, (ii) the exercise price of any Incentive Option granted to any person who on the date of grant owns (within the meaning of Section 425(d) of the Internal Revenue Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary shall not be less than 110% of the Fair Market Value of the stock on the date of grant; (iii) the maximum term of any Incentive Option granted hereunder shall be ten years, except that the maximum term of any Incentive Option granted to a person described in clause (ii) above shall be five years; (iv) no Incentive Option may be granted subsequent to the tenth anniversary of the Effective Date of this Plan; (v) Incentive Options may only be granted to persons who are employees of the Company or any Subsidiary within the meaning of Section 3401 of the Internal Revenue Code; and (vi) Incentive Options may not be granted with respect to more than an aggregate of 175,000 shares of Common Stock under this Plan. In the event that this Plan is not approved by the shareholders of the Company within 12 months before or after the Effective Date, then any Incentive Option shall be treated as a Nonqualified Option.
h.	Any federal, state or local withholding taxes payable by an optionee upon the exercise of an Option shall be paid in cash or, unless otherwise provided by the Committee, by the surrender of Shares or the withholding of Shares to be issued to the optionee, or in any combination thereof, or in such other form as the Committee may authorize from time to time. Provided, however, that all such Shares so surrendered or withheld shall be valued at the Fair Market Value for the date on which they are surrendered or withheld, and the number of Shares surrendered or withheld shall not exceed the number of such Shares necessary to satisfy the withholding obligation.
6.	Appreciation Rights: Ownership Incentives in the form of Appreciation Rights shall be subject to the following provisions:
a.	Each grant of Appreciation Rights shall be evidenced by an Agreement specifying the number of Appreciation Rights granted and containing such other terms and conditions (which may, but need not, include Performance Objectives) as the Committee may determine.

b.	Each Agreement shall specify the period during which the pertinent Appreciation Right(s) may be exercised and shall provide that the Appreciation Right(s) shall expire at the end of such period (or periods); provided that such expiration date shall not be later than ten years from the date of grant thereof. Except as otherwise provided herein or in an Agreement, any Appreciation Right may be exercisable in full or in part in one or more installments at such time or times as may be specified in the Agreement. Any term or provisions in any Agreement specifying that the Appreciation Right not be immediately exercisable or that it is to be exercisable in installments may be modified at any time during the term of the Agreement by the Committee, provided, however, that no such modifications of any outstanding Appreciation Right shall, without the consent of the Eligible Person, adversely affect any Appreciation Right theretofore granted.

c.	Subject to the expiration of and the termination of Appreciation Rights under an Agreement, each Appreciation Right shall be exercisable during the life of the

Eligible Person only by the Eligible Person and, after the Eligible Person’s death, only by the Eligible Person’s estate or by a person who acquired the right to exercise the Appreciation Right by will or the laws of descent and distribution. An Appreciation Right, to the extent that it shall not have been exercised, shall terminate at the close of business on the thirtieth day following the date the Eligible Person ceases to be a Service Provider of the Company or a Subsidiary, unless the Eligible Person ceases to be a Service Provider because of (i) Cause, (ii) resignation with the consent of the Committee (which consent may be given before or after resignation), or (iii) by reason of death, incapacity or retirement under a retirement plan of the Company or a Subsidiary. If an Eligible Person ceases to be a Service Provider of the Employer for Cause, then any Appreciation Right granted hereunder, to the extent it shall not have been exercised, shall immediately terminate. Except as provided in the next sentence, if the Eligible Person ceases to be a Service Provider by reason of such resignation, the Appreciation Right shall terminate three months after the Eligible Person ceases to be a Service Provider. If the Eligible Person ceases to be a Service Provider by reason of such death, incapacity or retirement, or if the Eligible Person should die during the three-month period referred to in the preceding sentence, the Appreciation Right shall terminate fifteen months after the Eligible Person ceases to be a Service Provider. Where an Appreciation Right is exercised more than three months after the Eligible Person ceased to be a Service Provider, the Appreciation Right may be exercised only to the extent it could have been exercised on the date three months after the Eligible Person ceased to be a Service Provider. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Committee, be deemed a termination of employment within the meaning of this paragraph c.
d.	No Appreciation Right may be assigned or transferred by the Eligible Person except by will or the laws of descent and distribution. If so provided in the Agreement or if so authorized by the Committee and subject to such terms and conditions as are specified in the Agreement or by the Committee, the Company shall have the right, upon or without the request of the holder of an Appreciation Right and at any time or from time to time, to cancel all or a portion of the Appreciation Right then subject to exercise and pay the holder an amount of cash for each Appreciation Right equal to the excess, if any, of the Fair Market Value of a Share at the date of cancellation over the Fair Market Value of a Share at the time the Appreciation Right was granted.

e.	Any federal, state or local withholding taxes payable upon the exercise of an Appreciation Right shall be paid in cash by the Eligible Person or withheld from the cash payment made to the Eligible Person pursuant to the exercise of the Appreciation Rights.
7.	Share Awards: Ownership Incentives in the form of Share Awards shall be subject to the following provisions:

a.	Shares subject to a Share Award may be issued or transferred to the Eligible Person at the time the Share Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. Provided, however, that no Shares subject to a Share Award may be issued or transferred to an Eligible Person prior to the third anniversary of Reorganization. In the event that any such issuance or transfer shall not be made to the Eligible Person at the time the Share Award is granted, the Committee may provide for payment to such Eligible Person, either in cash or in Shares from time to time or at the time or times such Shares shall be issued or transferred to such Eligible Person, of amounts not exceeding the income distributions which would have been payable to such Eligible Person in respect of such Shares (as adjusted under Section 9) if they had been issued or transferred to such Eligible Person at the time such Share Award was granted. Any amount payable in Shares under the terms of a Share Award may, at the discretion of the Committee, be paid in cash, on each date on which delivery of Shares would otherwise have been made, in an amount equal to the Fair Market Value on such date of the Shares which would otherwise have been delivered.

b.	A Share Award shall be subject to such terms and conditions, including, without limitation, restrictions on sale or other disposition of the Share Award or of the Shares issued or transferred pursuant to such Share Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of Shares pursuant to a Share Award, the recipient shall, with respect to such Shares, be and become a Shareholder of the Company fully entitled to receive income distributions, to vote and to exercise all other rights of a Shareholder except to the extent otherwise provided in the Share Award or in other Agreements. The Committee may, in its sole discretion, but shall not be required to, specify in any Agreement governing a Share Award that the issuance, transfer and/or retention of some or all of the Shares covered by the Share Award shall be subject to the attainment of Performance Objectives. Each Share Award shall be evidenced by an Agreement.

c.	In the event the holder of Shares subject to a Share Award dies prior to the time such Shares are no longer subject to forfeiture pursuant to the terms of the Agreement governing the Share Award, the estate of such holder may retain such Shares subject to the restrictions set forth in the Agreement governing the Share Award.
8.	Combinations of Appreciation Rights, Share Awards and Options: Ownership Incentives in the form of combinations of Options, Appreciation Rights and/or Share Awards shall be subject to the following provisions:
a.	An Ownership Incentive may be a combination of an Option with a form of Appreciation Right and/or with any form of Share Award; provided, however, that the terms and conditions of such Ownership Incentive pertaining to an Option are consistent with Section 5, the terms and conditions of such Ownership Incentive pertaining to an Appreciation Right are consistent with Section 6, and the terms and conditions of such Ownership Incentive pertaining to a Share Award are consistent with Section 7.
b.	Such combination Ownership Incentive shall be subject to such other terms and conditions as the Committee may determine, including, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof. Such combination Ownership Incentive shall be evidenced by a written Agreement in such form as the Committee shall determine, provided it is consistent with this Plan and incorporates it by reference.
9.	Adjustment Provisions: In the event that any recapitalization, reclassification, or any similar transaction shall be effected, or the outstanding Shares are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of Shares or other securities of the Company or for shares of the stock or other securities of any other company, or a record date for determination of holders of Shares entitled to receive a share split or a dividend payable in Shares shall occur, (i) the number of Shares or other securities that may be issued or transferred pursuant to Ownership Incentives or with respect to which a cash payment pursuant to the Ownership Incentive is determinable, (ii) the number and class of Shares or other securities which have not been issued or transferred under outstanding Ownership Incentives, (iii) the purchase price to be paid per Share or other security under outstanding Options, and (iv) the price to be paid by the Company or a Subsidiary for Shares or other securities issued or transferred pursuant to Ownership Incentives which are subject to a right of the Company or a Subsidiary to reacquire such Shares or other securities, shall in each case be equitably adjusted. Provided, however, that, in the case of Incentive Options, each such adjustment shall be made in such manner as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Internal Revenue Code unless the Committee determines that such Option is no longer intended to so qualify as an Incentive Option. Any such adjustment made by the Committee shall be final and binding upon all optionees, the Company and all other interested persons.
10.	Acceleration: In the event of a Change of Control of the Company, one hundred percent (100%) of the Ownership Incentives granted herein which have then been outstanding hereunder for at least six months (and which have not previously been terminated under the terms of this Plan or an Agreement) shall vest or be exercisable by the Eligible Person. Such vesting shall occur without regard to any limitation imposed by the Plan or the Committee at the time the Ownership Incentive was granted, which permits all or any part of the Ownership Incentive to be exercised only after the lapse of time or the attainment of Performance Objectives or other conditions to exercise, and such Ownership Incentives will remain vested and exercisable until the expiration of the Ownership Incentive.
11.	Term: This Plan shall be deemed adopted and shall become effective on the Effective Date. This Plan shall remain in effect until such time as it is terminated by the Board of Directors; provided, however, that no Incentive Options may be granted after the tenth anniversary of the Effective Date of the Plan.

12.	Administration:
a.	The Plan shall be administered by the Committee, which shall consist of not less than three individuals designated by the Board of Directors. Grants of Ownership Incentives may be recommended by the Committee either with or without consultation with Service Providers, but, anything in this Plan to the contrary notwithstanding, the Committee shall have full authority to act in the matter of selection of all Eligible Persons and in recommending Ownership Incentives to be granted to them.

b.	Subject to the provisions of this Plan, the Committee shall specify in each Agreement the terms of each Ownership Incentive, including, where applicable, the exercise price, any provisions regarding redemption or forfeiture of Ownership Incentives or Shares, acceleration or extension of exercise dates, and such other matters as the Committee determines to be appropriate. The Committee may in its discretion establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The Committee may in its discretion make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its Shareholders and all Service Providers, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

c.	Members of the Board of Directors and members of the Committee acting under this Plan shall be indemnified, if applicable, in accordance with the terms of the Company’s Articles of Incorporation and Code of Regulations.
13.	Changes in Form or Acquisitions: If the Company or any Subsidiary should, either pursuant to an initial public offering or otherwise, merge or consolidate, or purchase or exchange stock or assets with another entity, the Company in connection therewith, upon the recommendation of the Committee and the approval of the Board of Directors, (i) may assume, in whole or in part and with or without modifications or conditions, any ownership incentives granted by such other entity to its Service Providers, in their capacity as such, (ii) may grant new Ownership Incentives in substitution therefore; provided that the granting of an Ownership Incentive with the terms and conditions of the assumed or substitute Ownership Incentives is permissible under this Plan, or (iii) may cause such other entity to assume the obligations of the Plan and substitute ownership incentives in such other entity for the Ownership Incentives granted hereunder, provided that such assumption shall not, without the consent of the Eligible Person, adversely affect any Ownership Incentive theretofore granted to such Eligible Person.
14.	General Provisions:

a.	Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any Service Provider any right to continue in his or her relationship with the Company or a Subsidiary, or shall affect the right of the Company or of a Subsidiary to terminate any Service Provider at any time with or without cause.

b.	No Shares shall be issued or transferred pursuant to an Ownership Incentive unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with. In connection with any such issuance or transfer the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company that the Shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements. No Service Provider (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any Shares allocated or reserved for the purposes of this Plan or subject to any Ownership Incentive except as to Shares, if any, as shall have been issued or transferred to him.

c.	The Company or a Subsidiary may, with the approval of the Committee, enter into an agreement or other commitment to grant an Ownership Incentive in the future to a person who is or will be an Eligible Person at the time of grant, and, notwithstanding any other provision of this Plan, any such agreement or commitment shall not be deemed the grant of an Ownership Incentive until the date on which the Company takes action to implement such agreement or commitment.

d.	In the case of a grant of an Ownership Incentive to a Service Provider of a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing or transferring the Shares, if any, covered by the Ownership Incentive to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the Service Provider in accordance with the terms of the Ownership Incentive specified by the Committee pursuant to the provisions of this Plan. Notwithstanding any other provision hereof, such Ownership Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Committee on the date it is delivered by the Subsidiary or on such other date between said two dates, as the Committee shall specify.

e.	The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or a Subsidiary determines it is required to withhold in connection with any Ownership Incentive.

f.	Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary or other affiliate now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, or group insurance plan.
g.	The invalidity or unenforceability of any provision of the Plan or an Agreement shall not affect the validity of the other provisions, and this Plan and any Agreement shall be construed in all respects as if the invalid or unenforceable provision(s) were omitted.

h.	Any Shares acquired pursuant to an Ownership Incentive shall be subject to the provisions of the Shareholder Agreement and such other restrictions on transfer as may be set forth in the applicable Agreement. As a condition to the receipt of any Shares pursuant to an Ownership Incentive, the Eligible Person shall execute a copy of the Shareholder Agreement, and shall be bound by the terms and conditions thereof. In the event of any conflict between the provisions of this Plan and the Shareholder Agreement, the Shareholder Agreement shall control.
15. Amendments and Discontinuance:
a.	This Plan may be amended by the Board of Directors upon the recommendation of the Committee.

b.	The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue this Plan.

c.	No amendment or discontinuance of this Plan by the Board of Directors of the Company shall, without the consent of the Eligible Person, adversely affect any Ownership Incentive theretofore granted to him.

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